Exhibit 99.1

    SUPERCONDUCTOR TECHNOLOGIES RECEIVES ORDERS FOR PRODUCTS USED IN 3G DATA
                                     OVERLAY

SANTA BARBARA, Calif., May 24 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced it has received approximately $4.0 million dollars year-to-date in orders for SuperPlex(R) and AmpLink(TM) products, as part of a major wireless carrier's 3G (EV-DO) roll-out. Shipments began in March and are scheduled through the second quarter of 2005. The financial terms of the orders were not disclosed.

"Recently, there has been a significant amount of spectrum changing hands and several top-tier carriers are now putting that spectrum to use as they aggressively roll-out nationwide high-speed data networks," said Jeff Quiram, the company's president and chief executive officer. "Working proactively with major US wireless carriers and our other customers, STI has a proven capacity to help wireless operators solve their network challenges."

The SuperPlex solution provides a cost-effective way to simplify the installation of personal communication services (PCS) signals over an existing 850 megahertz (MHz) cellular network. With SuperPlex, STI offers an overlay solution that simplifies installation, improves network performance, and reduces costs of deployment. SuperPlex enables antenna and cable sharing without degrading the performance of underlying cellular networks. STI's SuperPlex product line also includes a line of 850 MHz and 1900 MHz duplexers with industry-leading insertion loss and band rejection performance.

The AmpLink solution provides duplexing and uplink enhancement for PCS base stations. AmpLink is available in both an outdoor configuration and in a compact, indoor, modular package. By integrating STI's proprietary low-loss duplexers and class-leading low noise figure low noise amplifiers (LNAs) into a single package that replaces two traditional components, a PCS duplexer and tower-mounted amplifier, the AmpLink allows wireless operators to enhance network quality and deploy fast and efficient PCS networks and overlays using "zoning-friendly" solutions.

The AmpLink and SuperPlex products have been used in rollouts of 3G data networks, such as EV-DO, to improve the link quality in both forward and reverse directions. By deploying PCS networks with AmpLink and SuperPlex, wireless operators can maximize performance of the new network while maintaining the cell spacing of their existing 850 MHz network. In addition to improving network performance, both the SuperPlex and AmpLink lower installation and operating expenses for wireless carriers deploying new voice and data services.

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About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(R) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K. The Form 10-K is available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Contact

For further information please contact: Hank Macchio, Vice President Marketing, Superconductor Technologies Inc., +1 (805) 690-4517, hmacchio@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1 (415) 433-3777, for Superconductor Technologies Inc.

SOURCE  Superconductor Technologies Inc.
    -0-                             05/24/2005
    /CONTACT: Hank Macchio, Vice President Marketing of Superconductor Technologies Inc., +1-805-690-4517, hmacchio@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /